                                                                   EXHIBIT 10.1





                              EMPLOYMENT AGREEMENT

                                    BETWEEN

                          SNELLING AND SNELLING, INC.

                                      AND

                            ROBERT O. SNELLING, SR.

                           EFFECTIVE: OCTOBER 2, 1997

                              EMPLOYMENT AGREEMENT

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
1.       Employment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.       Duties and Functions as Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         A.      Positions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         B.      General Duties and Functions as Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         C.      Access to Informational Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

3.       Extent of Employee Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

4.       Satisfaction of Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

5.       Employee Compensation, Employee Retirement and Deferred Compensation, and Surviving Spouse Benefits  . . . .   2
         A.      Employment Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         B.      Deferred Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         C.      Surviving Spouse Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         D.      Office at the Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         E.      Alternative Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         F.      Home Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         G.      Secretarial Support  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         H.      Automobile . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         I.      Sabbaticals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         J.      Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         K.      Stock Registration Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

6.       Employee Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         A.      Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         B.      Non-Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         C.      Non-Interference . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         D.      Disclosure of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         E.      Return of Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         F.      Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

7.       Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

8.       Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         A.      Death  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         B.      Disability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         C.      Mutual Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         D.      By Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         E.      For "Good Cause" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         F.      October 2, 2012  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

9.       Payments upon Termination; Severance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         A.      Death  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         B.      Disability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         C.      Mutual Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         D.      By Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         E.      For Good Cause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         F.      Expiration of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         G.      Additional Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         H.      Rights of Employee in the Event of a Change of Control . . . . . . . . . . . . . . . . . . . . . . .  12

10.      References and Gender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

11.      Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

12.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

13.      Insurance; Medical Exam  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

14.      Invalid Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

15.      Nonassignability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

16.      Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

17.      Laws Governing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

18.      Succession . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

19.      Arbitration; Legal Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         A.      Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         B.      Legal Fees and Expenses in Event of Dispute  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

20.      Waivers and Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

21.      Multiple Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                              EMPLOYMENT AGREEMENT


         This Executive, Employment, Retirement, and Deferred Compensation Agreement (the "Agreement") is entered into by and between Snelling and Snelling, Inc., a Pennsylvania corporation (the "Corporation" or "Employer"), including any and all subsidiaries thereof or controlled entity, and Robert O. Snelling, Sr. (the "Employee") as of the 2nd day of October, 1997.


                                R E C I T A L S:

         The Employee has served and led the Corporation for more than forty-four years; and

         The Employee has forgone opportunities to recognize substantial gain upon his contributions to the Corporation over the years in a desire to best serve and enhance the value of the Corporation for all of its constituents, and particularly, for the benefit of its shareholders; and

         The Employee has been compensated by the Corporation over the years at amounts appreciably less than would have been justified by the contributions and leadership of the Employee; and

         The Corporation and the Employee desire to enter into this Agreement to set forth the role, rights and executive compensation, retirement and deferred compensation benefits to be afforded to the Employee by the Corporation throughout his lifetime and for the benefit of his surviving spouse.

                                   AGREEMENT

         1. EMPLOYMENT. The Employer hereby employs Employee and Employee hereby accepts such employment upon the terms and conditions of this Agreement.

         2. DUTIES AND FUNCTIONS AS EMPLOYEE. Employee is engaged by the Employer to perform the following duties and functions:

                 A. POSITIONS. For so long as the Employee so desires and is capable (with the issue of capability, if questioned at any time, to be determined pursuant to Section 8B), for a period of fifteen (15) years from the date hereof, the Employee will be afforded the title and position of Chief Executive Officer. At such times as Employee serves on the Board of Directors of the Corporation, he also will be afforded the title and position of Chairman of the Board of Directors.

                 B. GENERAL DUTIES AND FUNCTIONS AS EMPLOYEE. For so long as he holds the title and position of Chief Executive Officer, it will be the role of Employee to guide the policies and the





EMPLOYMENT AGREEMENT                - 1 -
direction of the Corporation and to serve such functions as are customary and appropriate for the Chief Executive Officer of the Corporation.

                 C.       ACCESS TO INFORMATIONAL REPORTS.   For so long as
Employee holds the title and position of Chief Executive Officer the Employee will be afforded access to any and all information of the Corporation, and the employees of the Corporation will be instructed to furnish such information to the Employee as the highest of priorities. The Corporation will prepare and furnish to the Employee any and all reports that the Employee might request.

         3. EXTENT OF EMPLOYEE SERVICES. Commensurate with his seniority and special status, Employee shall devote reasonable time, attention, efforts, and energies to the business and affairs of the Employer and its affiliated companies as Chief Executive Officer of the Corporation. Employee during the term of this Agreement shall not engage in any other business activity similar to the Employer's business without the Employer's consent, whether or not that business activity is pursued for gain, profit, or other pecuniary advantages, nor shall Employee be interested, directly or indirectly, in any form, fashion, or manner, as partner, officer, director, stockholders advisor, employee, investor, or in any other form or capacity in such other business; provided, however, that nothing herein contained shall be deemed to prevent or limit the right of Employee to invest any of his personal funds in securities of any corporation whose securities are regularly traded on any public exchange or regulated market of which Employee, after any such investment, owns less than five percent (5%) of any class of such corporation's outstanding securities. Notwithstanding the foregoing, Employee may, with the permission of the Board, sit on the boards of corporations (public and private) and devote time and attention to nonprofit organizations and academic institutions, provided such activities shall be consistent with Employee's commitments to the Employer and not affect Employee's performance of Employee's obligations under this Agreement.

         4. SATISFACTION OF EMPLOYER. Employee agrees that he will faithfully, promptly, and to the best of his ability, experience, and talent, perform all of the duties that may be required of and from him pursuant to the express and implicit terms hereof.

         5. EMPLOYEE COMPENSATION, EMPLOYEE RETIREMENT AND DEFERRED COMPENSATION, AND SURVIVING SPOUSE BENEFITS. For all services rendered by Employee for his prior services and during his employment hereunder, the Employer shall compensate Employee as follows:

                 A. EMPLOYMENT COMPENSATION. For so long as the Employee's employment with the Corporation is being substantially full time for relevant Internal Revenue Code determination purposes, Employee will be entitled to receive annual compensation of $475,000, adjusted as hereafter described, to be paid in accordance with the regular payment practices of the Corporation for executives of the Corporation. The amount of compensation will be increased each year on the 1st of October, or at such earlier time annually as determined by the Board of Directors, in the discretion of the Board of Directors, provided that in no event will such increase be less than a multiple of two times any change in the Consumer Price Index from the preceding year.





EMPLOYMENT AGREEMENT                - 2 -

                 B. DEFERRED COMPENSATION. After the expiration of fifteen (15) years from the date hereof, for a period of five (5) years thereafter, or, if Employee's employment with the Corporation is terminated for any reason or if the number of hours Employee regularly devotes to the business of the Corporation is reduced to substantially less than full time, then Employee, commencing in such month, will be entitled to receive, for the balance of such fifteen (15) year period plus five (5) years thereafter, annual compensation of seventy-five percent (75%) of $475,000 or such greater amount as Employee may be receiving as compensation pursuant to Section 5A at the time the provisions of this Section 5B become applicable, adjusted as hereafter described. Such annual compensation will be prorated for any partial year and will be payable in equal monthly payments. The amount of compensation will be adjusted each year on the 1st of October, or at such earlier time annually as determined by the Board of Directors, in the discretion of the Board of Directors, provided that in no event will such increase be less than a multiple of two times any change in the Consumer Price Index from the preceding year.

                 C. SURVIVING SPOUSE BENEFITS. Upon Employee's death, the Corporation will pay to Employee's surviving spouse, if applicable, an annual death benefit for the remainder of her life equal to two-thirds of the amount of Deferred Compensation to which Employee would be entitled if he were then living.

                 D. OFFICE AT THE CORPORATION. Upon the request of the Employee from time to time, the Corporation will afford to the Employee an office at the headquarters of the Corporation, which is appropriate for the status and role of the Employee and reasonably acceptable to such Employee and the Corporation.

                 E.       ALTERNATIVE OFFICE.       If Employee does not select
an office at the Corporation's headquarters, then, upon the request of Employee at any time, the Corporation will afford the Employee with an office outside of the headquarters of the Corporation of the Employee's choosing and which is reasonably acceptable to such Employee and the Corporation. Such office will be equipped with and afforded all appropriate and modern equipment to permit the Execute to fulfill his role with the Corporation, including expressly on-line electronic access to the files, records, internal and external communications, and other information of the Corporation.

                 F. HOME OFFICE. Upon the request of the Employee at any time, the Corporation will equip and furnish a home office for the Employee's use and fulfillment of his role with the Corporation which is reasonably acceptable by Employee and the Corporation. Such home office will be equipped with all modern facilities and equipment appropriate to permit the Employee to fulfill his role, including expressly on-line electronic access to the files, records, internal and external communications, and other information of the Corporation.

                 G. SECRETARIAL SUPPORT. The Corporation will afford secretarial assistance to the Employee at any office or offices maintained by the Employee, with the nature and extent of such





EMPLOYMENT AGREEMENT                - 3 -
assistance to be determined by the Employee in his reasonable discretion and reasonably acceptable to the Corporation.

                 H.       AUTOMOBILE.      The Corporation will provide an
automobile of Employee's choice, to be replaced by the Corporation every two years or less at the reasonable discretion of Employee, for use by the Employee throughout the lifetime of the Employee and also will furnish a driver if requested by Employee.

                 I.       SABBATICALS.

                          (1)     EARNED SABBATICALS.   The Corporation
                 acknowledges that the Employee has earned the right to sabbaticals and will be afforded sabbaticals as the Employee and the Corporation may deem appropriate, being mindful of his responsibilities as Chief Executive Officer, from time to time.

                          (2)     PLANNED SABBATICAL.  The Corporation
                 acknowledges that the Employee has planned, and contemplates taking, a sabbatical of one year in length, at a time of his choosing.

                          (3) RIGHTS AND OBLIGATIONS DURING SABBATICAL. While Employee will be relieved of any specific responsibilities during a sabbatical, the Employee will maintain each and every of the rights afforded to the Employee throughout any sabbatical the Employee may take.

                 J. INSURANCE. Throughout the lifetime of the Employee, to the extent procurable, the Corporation will afford and maintain for the benefit of the Employee full health, disability and life insurance, as well as general liability, errors and omissions, officers and directors, and umbrella insurance, and the Corporation will expressly list the Employee as an insured or co-insured whenever it would be beneficial to the Employee to do so, provided that such a listing would not be applicable for general liability insurance. Such insurance, to the extent procurable, will in no event be less attractive or complete for the Employee than that currently maintained by the Corporation, and, further, will in no event be less attractive or complete for the Employee than that insurance maintained or procured for any employee of the Corporation from time to time.

                 K.       STOCK REGISTRATION RIGHTS.

                          (1) ONE DEMAND REGISTRATION RIGHTS. During the lifetime of Employee, the Employee will be afforded one demand registration right at the expense of the Corporation, provided that the Corporation may delay any such registration for a period of up to 180 days if such is deemed necessary by the Corporation to protect the best interests of the Corporation. The Corporation acknowledges that affording such demand registration right to the Employee is reasonable and appropriate under





EMPLOYMENT AGREEMENT                - 4 -
                 the circumstances for the Corporation and the Employer in light of the longstanding and invaluable contributions of the Employee, the forbearance of the Employee from prior opportunities to liquidate his investment in the Corporation in prior periods out of a desire to benefit the shareholders of the Corporation, and the resulting need of the Employee to have access to the public markets for his investments in the Corporation with the full cooperation of the Corporation, and at the expense of the Corporation, during his lifetime.

                          (2) TWO PIGGYBACK REGISTRATION RIGHTS. During the lifetime of Employee, whenever the Corporation contemplates a public offering of its securities, the Corporation will advise the Employee of its plans to register securities and will afford the Employee an opportunity (subject to the advice of underwriters for such registration as to the practicality of including selling shareholder shares and marketable amounts thereof) to register shares owned by the Employee as part of such registration statement, all at the sole expense of the Corporation, provided that the Employee may exercise such right no more than two times.

         6.      EMPLOYEE COVENANTS.

                 A.       CONFIDENTIALITY

                          (1) PROPRIETARY INFORMATION. Employee is aware and acknowledges that through his efforts and with his help and guidance, Employer has developed a special competence in its Business (hereinafter defined) and has accumulated Confidential Information
                                  (hereinafter defined) not generally known to others in the field which is of unique value in the conduct and growth of Employer's Business and which Employer treats as proprietary.

                          (2) ACCESS TO CONFIDENTIAL INFORMATION. In the course of Employee's employment, Employee has been and will be employed in a position or positions with Employer in which Employee may receive or contribute to the Confidential Information of Employer. Employee recognizes the optimum progress of Employer's Business cannot take place unless Confidential Information is entrusted to Employee.

                          (3)     PROTECTION OF GOODWILL.  Employee
                                  acknowledges that in the course of carrying out, performing, and fulfilling his responsibilities to Employer, Employee has and will have access to and be entrusted with Confidential Information relating to Employer's Business and Clients (hereinafter defined). Employee recognizes that (i) the goodwill of Employer depends upon, among other things, its keeping





EMPLOYMENT AGREEMENT                - 5 -
                                  the Confidential Information confidential and that unauthorized disclosure of the Confidential Information would irreparably damage Employer, and (ii) disclosure of any Confidential Information to competitors of Employer or to the general public would be highly detrimental to Employer. Employee further acknowledges that in the course of performing his obligations to Employer, he may be a representative of Employer to many of Employer's Clients and in some instances Employer's primary contact with the Client, and as such will be responsible for maintaining or enhancing the business and goodwill of Employer with those Clients.

                          (4) MEANINGS OF TERMS. Employee acknowledges that the following terms shall have the following meanings:

                                  a.       BUSINESS shall mean Employer's
                                           present business of providing
                                           personnel services, including but
                                           not limited to, temporary help
                                           services, employee placement,
                                           employee search, employee leasing,
                                           and as such business may be expanded
                                           and diversified in the future
                                           through acquisitions by Employer or
                                           future development or
                                           diversification, including any
                                           business which Employer has targeted
                                           or discussed to be targeted by
                                           officers or board members for
                                           acquisition or entry during the
                                           Restricted Period (as defined
                                           below).

                                  b. EMPLOYER shall refer to Snelling and Snelling, Inc. d/b/a Snelling
                                           Personnel Services and shall also be
                                           deemed to include any other business
                                           or entity in which Employer has or
                                           acquires an equity interest.

                                  c.       CLIENTS means any individual,
                                           principal, proprietorship,
                                           partnership, corporation,
                                           association, or other entity that
                                           has been served by Employer as a
                                           customer or franchisee during the
                                           term of Employee's employment,
                                           including those who were (or became)
                                           Client(s) of Employer at the time of
                                           (or at any time during) Employee's
                                           employment.

                                  d.       COMPETING BUSINESS means any
                                           business, firm, undertaking,
                                           company, or organization, other than
                                           Employer, which competes in any
                                           state in the United States in which
                                           the Employer's business is located
                                           (the "Restricted Area") with
                                           Employer's Business.





EMPLOYMENT AGREEMENT                - 6 -

                                  e.       CONFIDENTIAL INFORMATION means
                                           information disclosed or known to
                                           Employee as a direct or indirect
                                           consequence of, or through his
                                           employment with Employer, about
                                           Employer's business methods,
                                           operations, and services, including,
                                           but not limited to, all information,
                                           written or oral, including without
                                           limitation, manuals, videos, audios,
                                           and internal publications not
                                           generally known, or proprietary to
                                           Employer, about Employer's training,
                                           marketing, pricing, accounting,
                                           merchandising, and information
                                           gathering techniques and methods,
                                           and all accumulated data, listings,
                                           or similar recorded matter used or
                                           useful in Employer's Business,
                                           including but not limited to,
                                           Employer's Client lists, Employer's
                                           franchisees' Client lists, reports,
                                           business forms, advertisements, and
                                           marketing reports and presentation
                                           materials.  Without regard to
                                           whether any or all of the foregoing
                                           matters would be deemed
                                           confidential, material, or
                                           important, the parties hereto
                                           stipulate that as between them, the
                                           same are important, material, and
                                           confidential and gravely affect the
                                           effective and successful conduct of
                                           the business of the Employer, and
                                           its goodwill.

                 B. NON-COMPETITION. Employee agrees that during his employment with Employer, Employee shall not within the Restricted Area, either through any kind of ownership (other than ownership of securities any corporation whose securities are regularly traded on any public exchange or regulated market of which Employee owns less than five percent (5%) of any class of such corporation's outstanding securities), or as a director, officer, principal, agent, employee, employer, advisor, consultant, co-partner, or in any individual or representative capacity whatsoever, either for Employee's own benefit or for the benefit of any other person or firm, partnership, association, corporation, or other entity, without the prior written consent of Employer, participate, directly or indirectly, in a Competing Business involving any Client.

                 C. NON-INTERFERENCE. During his employment with the Employer and for a period of thirty-six (36) months after the termination of his employment irrespective of the time, manner, or cause of his termination, Employee shall not:

                          (1) SOLICITATION. Directly or indirectly, either as principal, agent, employee, employer, stockholder, co-partner, or in any other individual or representative capacity whatsoever induce, solicit, or attempt to induce or solicit any Client or induce, solicit or attempt to induce or solicit any Client to terminate its relationship with Employer, either for Employee's own benefit or for the benefit of any





EMPLOYMENT AGREEMENT                - 7 -
                                  other person, firm, or corporation
                                  competitive with that of the Employer.

                          (2) SOURCES. Directly or indirectly, request or advise any present or future merchandise resource, supply resource, financial resource, or service resource of the employer or any Client to withdraw, curtail, or cancel the furnishing or sales of merchandise, supplies, or services to the Employer or any Client.

                          (3) EMPLOYEES. Directly or indirectly, induce or attempt to influence any employee of the Employer or employee of any Client to terminate employment with the Employer or the client, as the case may be, or hire any former employee of the Employer who has resigned.

                 D. DISCLOSURE OF INFORMATION. Unless compelled to disclose information in a legal proceeding, Employee expressly covenants and agrees that he will not, during or after the termination of his employment with the Employer, irrespective of the time, manner or cause of the termination, directly or indirectly use, disclose, copy, or assist any other person or firm in the use, disclosure, or copying of, any Confidential Information, except with the written consent of or at the written request of Employer.

                 E. RETURN OF RECORDS. Upon termination of his employment, Employee will surrender to the Employer all lists, books, and records of or in connection with the Employer's Clients, customers, suppliers, prospective customers, or businesses and all copies thereof and all other property belonging to the Employer, whatsoever, including, without limitation, all Confidential Information. Employee shall have no right to copy or otherwise reproduce lists, books or accounts, records or other property of the Employer.

                 F.       REMEDIES.

                          (1) ENFORCEMENT OF COVENANTS. Employee agrees that a violation on his part of any Covenant in this Paragraph 6 will cause such damage to the Employer as will be irreparable and for that reason, Employee further agrees that the Employer shall be entitled, as a matter of right, to an injunction out of any court of competent jurisdiction, restraining any further violation of the Covenants by Employee, his employer, employees, partners, or agents. In addition to the foregoing remedy, in the event of a violation by Employee of any Covenant in this Paragraph 6, Employee shall be liable to the Employer for actual damages. Such right to injunction and actual damages shall be cumulative and in addition to whatever other remedies the Employer may have.





EMPLOYMENT AGREEMENT                - 8 -

                          (2) INDEPENDENT COVENANTS. Each of the Covenants contained in this Paragraph 6 shall be construed as covenants or agreements independent of any other provision of this Paragraph 6 of this Agreement and the allegation or existence of any claim or cause of action of Employee against the Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Employer of the Covenants contained herein.

                          (3) INTERPRETATION. It is the intent of the parties that the provisions contained in Paragraph 6 shall, to the fullest extent permissible under law and public policy, be enforced by the courts of each state and jurisdiction in which enforcement is sought and that the unenforceability (or the modification necessary to conform with such law and public policy) of any part of Paragraph 6 shall not be deemed to render unenforceable any other part of Paragraph 6. Accordingly, if any part of Paragraph 6 shall be adjudicated to be invalid or unenforceable in any action or proceeding in which Employee, his heirs, executors, administrators and the Employer, its successors, or assigns, are parties, whether in its entirety or except as modified as to duration, territory, accounts, employees, or otherwise, then that part shall be deemed deleted or amended, as the case may be, from the Agreement in order to render the remainder of Paragraph 6 both valid and enforceable. Any such deletion or amendment shall apply only where the court rendering the same has jurisdiction.

                          (4) SURVIVAL. Notwithstanding any provision in this Agreement to the contrary, the representations of Employee contained in Paragraph 6A and the rights of the Employer hereunder shall not terminate upon the termination of this Agreement but shall continue to remain in full force and effect FOR A PERIOD OF THIRTY-SIX (36) MONTHS AFTER THE TERMINATION FOR EMPLOYEE'S EMPLOYMENT WITH THE EMPLOYER, IRRESPECTIVE OF THE TIME, MANNER OR CAUSE OF HIS TERMINATION.

                          (5) NOTICE REQUIRED. Employee expressly agrees to notify any prospective employer or affiliate in a Competing Business of the Covenants, and authorizes Employer to make contact with, and discuss the nature and obligations of these Covenants with, any person or affiliate reasonably believed by Employer to be engaged or about to be engaged in an act that would constitute a violation of the Covenants. Employee hereby waives and releases Employer from, any claims whatsoever arising in connection with the Employer's contact or discussions with such person or affiliate.





EMPLOYMENT AGREEMENT                - 9 -

         7.      TERM.    Subject to the provisions for termination as provided
elsewhere herein the term of Employee's employment under this Agreement shall commence on October 2, 1997, and terminate only pursuant to such stated provisions for termination.

         8.      TERMINATION.     Notwithstanding anything herein contained to
the contrary (including Section 7 hereof), the employment portions (as distinguished from the retirement and deferred compensation provisions hereof which continue for so long as Employee or his spouse is living during the period of twenty (20) years from the date hereof) of this Agreement shall terminate upon the first to occur of any of the following events:

                 A.       DEATH.  Upon the death of Employee.

                 B. DISABILITY. In the event that there should be at any time any issue or dispute regarding the disability or capacity of the Employee to fulfill the role of Chief Executive Officer and, when applicable, Chairman, such issue will be resolved by a licensed physician of the appropriate recognized field of medicine or psychiatric practice selected by Employer who has examined Employee; provided, however, if Employee disagrees with such determination, then Employee and Employer shall agree upon an independent qualified physician to review the case and make a final determination of disability. If the parties cannot agree upon an independent physician to make such determination, then each party shall appoint a physician and those two physicians shall select a third physician who shall then make a final and binding determination with respect to Employee's disability.

                 C. MUTUAL CONSENT. By mutual written consent of the parties.

                 D. BY EMPLOYEE. By Employee by giving 30 days' written notice of termination to Employer.

                 E. FOR "GOOD CAUSE". By Employer upon written notice for "good cause", which shall mean for purposes of this Agreement, Employee's
(i) conviction of a felony or any other criminal act which the Board considers materially damaging to the reputation of the Employer, (ii) conviction of fraud, (iii) conviction of dishonesty, self- dealing, or embezzlement, (iv) willful and intentional violation of Employer's published policies, (v) gross or intentional neglect of duty, (vi) failure or unwillingness to perform substantially and faithfully Employee's duties hereunder (other than a failure due to Employee's disability), or (vii) any act or failure to act which undermines or besmirches the Employer's business reputation; provided, however, in the event "good cause" relates to item (iv) through (vi) above, then Employer shall notify Employee of such cause, and, if such violation can be cured, Employee shall have 30 days from receipt of notice to cure such violation.

                 F.       OCTOBER 2, 2012.

The effective date of termination under the foregoing provisions shall be as follows:





EMPLOYMENT AGREEMENT                - 10 -

                          (1)     SECTION 8(A), the date of death.

                          (2) SECTION 8(B), the date of written notice from the Employer to Employee of his "disability" termination.

                          (3) SECTION 8(C), the date determined under the written mutual consent of the parties.

                          (4) SECTION 8(D), the termination date as provided in Employee's written notice; provided that the Employer may accelerate the termination so that it occurs at any time during the 30-day notice period, while continuing Employee's Base Salary for the remainder of the 30-day notice period.

                          (5) SECTION 8(E), the termination shall be immediate upon the delivery by Employer of written notice or the end of the cure period if cure is possible but is not effected.

                          (6)     SECTION 8(F), the date therein stated.

Notwithstanding the foregoing Employer may terminate Employee's use of Employer's offices, equipment and supplies at any time after notice of termination of employment is given by Employer or Employee.

         9.      PAYMENTS UPON TERMINATION; SEVERANCE.

                 A. DEATH. In the event termination of employment is the result of death under Section 8A above, Employee shall be paid his Base Salary through the end of the month in which death occurred; and the right of Employee's representative to exercise stock options, if any, will be determined in accordance with the terms of the Stock Option Plan.

                 B.       DISABILITY.      In the event of termination of
employment for disability under Section 8(B) above, Employee shall be paid his Base Salary through the date of termination of employment; and the right of Employee or Employee's representative to exercise stock options, if any, will be determined in accordance with the terms of the Stock Option Plan.

                 C. MUTUAL CONSENT. If termination of employment is by mutual consent under Section 8(C) above, the parties shall agree to the payments to be made, if any, to Employee upon such termination.

                 D. BY EMPLOYEE. In the event of termination of employment by Employee under Section 8(D), Employee shall be paid his Base Salary through the date of termination of





EMPLOYMENT AGREEMENT                - 11 -
employment. Employee's right to exercise stock options, if any, will be determined in accordance with the terms of the Stock Option Plan.

                 E. FOR GOOD CAUSE. In the event of a termination of employment for good cause under Section 8(E), Employee will be entitled to receive his Base Salary through the date of termination of employment. Employee will not be entitled to exercise any unexercised stock options under the Stock Option Plan.

                 F. EXPIRATION OF AGREEMENT. In the event termination of employment is the result of death under Section 8A above, Employee shall be paid his Base Salary through the end of the month in which death occurred; and the right of Employee's representative to exercise stock options, if any, will be determined in accordance with the terms of the Stock Option Plan.

                 G. ADDITIONAL BENEFITS. In the event of termination of employment under Section 8, other than for good cause under Section 8(E), Employee will be entitled to receive, in addition to any other amounts payable to Employee under Sections 9(A) through 9(D) above, a severance benefit in an amount equal to two times his base salary paid by Employer during the twelve month period immediately preceding his termination of employment, reduced by the Base Salary payable to Employee under Sections 9(A) through 9(D). In no event will any such payment reduce retirement and deferred compensation payments to the Employee.

                 H.       RIGHTS OF EMPLOYEE IN THE EVENT OF A CHANGE OF
CONTROL.

                          (1) CHANGE OF CONTROL. In the event that twenty percent (20%) or more of the equity securities of the Corporation should be acquired by one or more affiliated persons other than members of the Snelling Family (with the Snelling Family expressly including the families of Robert O. Snelling, Jr., J. Russell Crews, Richard H. Spragins, Robert R. Paulk, Linda A. Paulk and Crista C. Coppock) or if the Corporation should be party to a merger in which the Corporation is not the survivor (other than a reincorporation for the sole purpose of changing the state of incorporation of the Corporation), or in the event that a majority of the Corporation's nominees for the Board of Directors of the Corporation should not be elected as Directors of the Corporation in any year, the Employee will have the right to afford himself with the remedies set forth at Section 9(G)(2) hereof.

                          (2) RIGHTS AND REMEDIES. In the event that the conditions as set forth in Section 9(G)(1) hereof exist, the Employee at his election within twelve (12) months of such event, either:

                                  a.       Have the right to have his payments
                                           pursuant to Section 5 hereof
                                           increased by ten percent (10%)
                                           (which alternative will be deemed to
                                           have been selected if no election is
                                           made); or





EMPLOYMENT AGREEMENT                - 12 -

                                  b.       Require the Corporation to pay as a
                                           lump sum to the Employee the present
                                           value of the economic benefits
                                           pursuant to this Agreement utilizing
                                           the life expectancies and actuarial
                                           value based upon the Actuarial Value
                                           Alpha Tables published by the
                                           Internal Revenue Service utilizing
                                           the Consumer Price Index average of
                                           the preceding three years and
                                           determining the present value by
                                           utilizing 120% of the Applicable
                                           Federal Rate (as defined under
                                           Section 1274 of the Internal Revenue
                                           Code of 1986) in effect at such time
                                           (the amount determined pursuant to
                                           hereto being the "Determined Present
                                           Value").

                          (3) INCREASE FOR ANY APPLICABLE EXTRAORDINARY TAXES. In the event that the exercise of any remedies by the Employee should have the effect of increasing any applicable tax (other than ordinary income tax or capital gains tax) payable by the Employee, the amount payable will be grossed up so that the net effect to the Employee will be the same as if no such extraordinary tax had been imposed.

                          (4) RIGHTS OF SURVIVING SPOUSE. In the event of the Employee's death, his surviving spouse will be afforded the same economic rights and remedies pursuant to this Section as the Employee hereunder to the extent of the spouse's interests.

         10. REFERENCES AND GENDER. All references to "sections" or "subsections" contained herein are, unless specifically indicated otherwise, references to sections or subsections of this Agreement. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate. The terms "herein" and "hereof" as used in this Agreement are references to this Agreement, unless the context indicates otherwise.

         11. CAPTIONS. The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

         12. NOTICES. Whenever this Agreement requires or permits any consent, approval, notice, request, or demand from one party to another, the consent, approval, notice, request, or demand must be in writing to be effective, including, without limitation, telex, or telegraphic communications, and shall be deemed to have been given on the earlier of receipt or the third day after it is enclosed in an envelope, addressed to the Employee at the address set forth for the Employee on the payroll records of the employer and to the Employer at the address stated below or at such other address as the Employer may designate for all purposes as its corporate headquarters, properly stamped, sealed, and deposited in the United States mail. The address of Employer as of the effective date of this Agreement is as set forth on the signature page hereof.





EMPLOYMENT AGREEMENT                - 13 -

         13. INSURANCE; MEDICAL EXAM. During Employee's employment, Employee agrees to take a physical examination to be performed by a medical doctor selected by the Employer. The cost of such exam will be borne by the Employer. During Employee's employment, Employer shall be required as a condition of employment to take an annual physical exam at the expense of the Employer. In addition, Employee agrees to take such physical examination as may be required by the Employer in order for the Employer to purchase insurance on Employee's life in such amount or amounts as the Employer deems appropriate.

         14. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term, including renewals, of this Agreement, such provision shall be fully severable; this Agreement shall be constructed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         15. NONASSIGNABILITY. Neither this Agreement, nor any rights or obligations of either party hereunder may be transferred or assigned except that the Employer may assign this entire Agreement to any successor to all or substantially all of the employer's business and assets.

         16. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto and supersedes any prior agreement regarding the subject matter hereof. No modification or amendment of any of the terms, conditions, or provisions herein may be made otherwise than by written agreement signed by the parties hereto, or in any event by the parties sought to be bound hereby.

         17. LAWS GOVERNING. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED ACCORDING TO THE LAWS OF THE STATE OF TEXAS.

         18. SUCCESSION. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and upon their successors in interest of any kind whatsoever.

         19.     ARBITRATION; LEGAL FEES

                 A. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, including but not limited to claims based on or arising from an alleged tort, shall at the request of any party be determined by arbitration, under the auspices and rules of the American Arbitration Association, in accordance with the Texas General Arbitration Act if applicable, otherwise in accordance with the United States Arbitration Act. Judgment upon the award rendered by the arbitrator shall be entered in any court having jurisdiction. The institution and maintenance





EMPLOYMENT AGREEMENT                - 14 -
of an action for judicial relief or pursuant of any provisional or ancillary remedy shall not constitute a waiver of the right of any party to submit the controversy or claim to arbitration. Nothing contained in this paragraph is intended to prevent a party from bringing an action in State or Federal court in Dallas County, Texas, or such other county and state in which Employer then has its principal place of business, to (i) enforce that party's right to arbitrate under this Agreement or (ii) to obtain relief by way of Specific Performance to enforce the Covenants contained in Paragraph 6 hereof. The arbitration shall be commenced by filing a demand for arbitration upon the other party who is qualified to make decisions in legal matters. The arbitration proceeding shall be held in Dallas County, Texas. The arbitrator shall maintain the privacy of the hearings, and shall have the power to exclude witnesses, other than a party, during the testimony of any other witness. The prevailing party in the arbitration proceeding shall be entitled to reasonable attorney's fees, costs, and necessary expenses incurred in connection with such proceeding, as determined by the arbitrator.

                 B.       LEGAL FEES AND EXPENSES IN EVENT OF DISPUTE.
The Corporation will pay promptly upon submission by the Employee any and all legal fees and expenses of Employee in the event of any dispute or any disagreement regarding this Agreement, its terms or the effect hereof. The Corporation will make prompt payment of any such fees and expenses upon submission thereof by Employee, or on his behalf, without requiring detailed descriptions of the services provided, which could compromise the privilege of such counsel. Such payment will be made in all events within thirty (30) days of submission by the Employee.

         20. WAIVERS AND CONSENTS. One or more waivers of any covenant, term, or provision of this Agreement by any party shall not be construed as a waiver of a subsequent breach of the same covenant, term, or provision, nor shall it be considered a waiver of any other then existing or subsequent breach of a different covenant, term, or provision. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waiver or render unnecessary consent to or approval of any subsequent similar act. No custom or practice of either party shall constitute a waiver of either party's rights to insist upon strict compliance with the terms hereof.


         21. MULTIPLE COUNTERPARTS. This Agreement may be executed in a number of identical counterparts, each of which, for all purposes, is to be deemed an original, and all of which constitute, collectively, an agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.





EMPLOYMENT AGREEMENT                - 15 -

         IN WITNESS WHEREOF, this Agreement executed as of the date first written above.

EMPLOYEE:                              EMPLOYER:

                                       SNELLING AND SNELLING, INC.


-----------------------------
Robert O. Snelling, Sr.
                                       By:
                                          -----------------------------------
                                               Name:    Timothy J. Loncharich
                                               Title:   President


                                       Address:

                                               12801 North Central Expressway
                                               Suite 700
                                               Dallas, Texas 75243





EMPLOYMENT AGREEMENT                - 16 -